UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2011

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

500 Boylston Street, Suite 1600
Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 456-0366

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2011, Lawrence Atinsky was appointed to the Board of Directors of FluoroPharma Medical, Inc., effective January 3, 2011.  During the past seven years Mr. Atinsky has been a partner at Ascent Biomedical Ventures (ABV), a venture capital firm investing in seed and early-stage biomedical technology companies developing medical devices, biopharmaceuticals, healthcare services, and information technology.

Prior to joining ABV, Mr. Atinsky was a Mergers & Acquisition attorney at Skadden, Arps, Slate, Meagher & Flom in New York, where he was involved in structuring and negotiating numerous private and public transactions. Mr. Atinsky has also been the General Counsel of several private companies in the healthcare industry and has been a founder and investor in early-stage medical technology companies. Mr. Atinsky earned a JD from New York University School of Law and B.A. degrees in Political Science and Philosophy from the University of Wisconsin-Madison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FluoroPharma Medical, Inc.
Dated: January 5, 2012	By:/s/ Johan M. Thijs Spoor
Johan M. (Thijs) Spoor CEO, President and CFO